EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY LAND & EXPLORATION COMPANY
TO PRESENT AT THE OIL & GAS CONFERENCE

DENVER, August 7, 2009 – St. Mary Land & Exploration Company (NYSE: SM) announces that President and CEO Tony Best will present at The Oil and Gas Conference at the Westin Tabor Center in Denver, Colorado on Tuesday, August 11, 2009 at 3:35 p.m. (MDT).

The presentation will be webcast live on The Oil and Gas Conference website at http://theoilandgasconference.com/webcast.shtml.  Additionally, a link to the webcast and St. Mary’s presentation materials will be available at the Company website at www.stmaryland.com.